UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          August 21, 2006

Bank of Granite Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15956	56-1550545

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)
P.O. Box 128, 23 North Main Street
Granite Falls, North Carolina 28630
(Address of Principal Executive Offices) (Zip Code)
(828) 496-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

Page

Item 8.01 — Other Events	3

Item 9.01 — Financial Statements and Exhibits	3

Signatures	4

Item 8.01 — Other Events
     On August 21, 2006, the Board of Directors of Bank of Granite Corporation (the “Company”) approved a five-for-four split of the Company’s common shares to be distributed on or about September 25, 2006 to shareholders of record as of the close of business on September 11, 2006. In lieu of issuing fractional shares, cash will be paid on or about September 25, 2006, based on the split-adjusted closing price on the September 11, 2006 record date. A copy of the news release issued on August 22, 2006 is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01 — Financial Statements and Exhibits
     99 — Additional Exhibits
99.1	—	News release dated August 22, 2006, announcing the approval by the Board of Directors of a five-for-four split of the Company’s common shares.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Granite Corporation

August 22, 2006	By:	/s/ Kirby A. Tyndall

Kirby A. Tyndall Secretary, Treasurer and Chief Financial Officer

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